Exhibit 99.1

June 7, 2022

Re:	Notice of Record Date for Shareholder Vote on Fundamental Transaction

Dear Warrant Holder:

Reference is made to the Warrant Agreement (the “Agreement”) by and between Second Sight Medical Products, Inc. (“Second Sight”) and VStock Transfer, LLC (the “Warrant Agent”) (https://www.sec.gov/Archives/edgar/data/1266806/000161577417000080/s105077_ex4-4.htm). Capitalized terms not otherwise defined herein have the meanings given in the Agreement.

Pursuant to Section 4.1.7 of the Agreement, Second Sight hereby notifies you that June 20, 2022 is set as the record date of the shareholder meeting to vote on a Fundamental Transaction (the “Record Date”). On February 4, 2022, Second Sight and Nano Precision Medical, Inc. (“NPM”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the Merger Agreement, NPM Acquisition Corp., a wholly owned subsidiary of Second Sight, will merge with and into NPM, with NPM surviving as a wholly owned subsidiary of Second Sight (the “Merger”). Only holders of Second Sight Common Stock may vote on the Merger. Due to the fact that the Merger may be effected only following the effectiveness of the Registration Statement on Form S-4, the Record Date remains subject to amendment by Second Sight, a notice of which will be delivered solely by means of a Current Report on Form 8-K filed by Second Sight.

Thank you for your support of Second Sight.

Very truly yours,

Scott Dunbar
Acting CEO

Second Sight Medical Products, Inc.

13170 Telfair Ave

Sylmar CA 91342 USA

www.secondsight.com